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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of First Community Financial Partners, Inc. on Form S-4/A of our report on the consolidated financial statements of First Community Financial Partners, Inc. and Subsidiaries dated December 20, 2012 and the financial statements of Burr Ridge Bank and Trust dated March 14, 2012, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Schaumburg, Illinois
January 25, 2013